UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

MYLAN INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 29, 2015, Mylan Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”). As of the close of business on December 23, 2014, the record date for the Special Meeting (the “Record Date”), there were 375,031,828 shares of the Company’s common stock, par value $0.50 per share (“Common Stock”), outstanding and entitled to vote. Only holders of Common Stock at the close of business on the Record Date were entitled to vote at the Special Meeting. At the Special Meeting, approximately 281,272,418 shares of Common Stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Special Meeting are set forth below.

Proposal No. 1 – Approval of the Amended and Restated Business Transfer Agreement and Plan of Merger, dated as of November 4, 2014, by and among the Company, New Moon B.V., Moon of PA Inc. and Abbott Laboratories (the “Business Transfer Agreement”):

For	Against	Abstain	Broker Non-Votes
273,043,673	5,603,565	2,625,176	0

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed. Abstentions and broker non-votes were not considered votes cast and had no effect on the outcome of the vote.

Proposal No. 2 – Approval, on a non-binding advisory basis, of the specified compensatory arrangements between the Company and its named executive officers relating to the merger and the other transactions contemplated by the Business Transfer Agreement:

For	Against	Abstain	Broker Non-Votes
229,336,531	49,221,946	2,710,412	3,527

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed. Abstentions and broker non-votes were not considered votes cast and had no effect on the outcome of the vote.

In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes to approve the Business Transfer Agreement (the “Adjournment Proposal”). Because the Company’s shareholders approved the Business Transfer Agreement, the Adjournment Proposal was not voted on at the Special Meeting.

Item 8.01	Other Events.

On January 29, 2015, the Company issued a press release announcing shareholder approval of the Business Transfer Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release announcing shareholder approval of the Business Transfer Agreement, dated January 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date: January 29, 2015	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing shareholder approval of the Business Transfer Agreement, dated January 29, 2015.